EXHIBIT 10.2

REVOLVING CREDIT NOTE

$150,000                                                                                      Date: August 15, 2005

FOR VALUE RECEIVED, the undersigned, INTERACTIVE GAMES, INC., a Florida corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of Millennium Opportunity Fund (the “Lender”), twelve (12) months from the date hereof, at its office designated from time to time, in lawful money of the United States, the principal amount of One Hundred Fifty Thousand Dollars ($150,000) or the aggregate unpaid principal amount of all loans made to the Borrower by the Lender, whichever is less, and to pay interest from the date of the Revolving Credit Note on the unpaid principal amount of this Revolving Credit Note, in like money or with shares of the Borrower’s common stock, at such office and at the time of the payment of the principal amount hereof, at a rate per annum of eight percent (8%) per annum, and with the principal balance and all accrued interest being due and payable twelve (12) months from the date hereof.  All payments on account of this indebtedness evidenced by this Revolving Credit Note shall be applied first to interest accrued on this unpaid principal balance and the remaining to principal.

The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Revolving Credit Note the amount and type of all revolving credit loans made to the Borrower, all renewals and payments of principal amounts in respect of such revolving credit loans, and the outstanding principal amount of all revolving credit loans; provided, however, that the failure to make such notation with respect to any revolving credit loan or payment shall not limit or otherwise affect the obligation of the Borrower under this Revolving Credit Note.

This Note is secured by certain assets described in that certain Loan Agreement between Lender and Borrower dated as of August 2005.  In the event of any default in the performance of any obligation under this Note, and in addition to the rights and remedies contained in the succeeding paragraph of this Revolving Credit Note or such Loan Agreement, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable statutes and related laws of the State of Florida.  Such rights and remedies shall include the right to sell or otherwise dispose of such collateral or the interests represented thereby.  This Note may be prepaid in whole or in part at any time during the term hereof together with related accrued interest on the principal amount of this Revolving Credit Note to be prepaid.

In the event of any default in any payment on this Revolving Credit Note, then in lieu of the rate of interest set forth above, and after such default, this Revolving Credit Note shall bear interest computed from the date of such default at one and one-half percent (1½%) per month, but in any event not in excess of the legally prescribed rate for instruments of this kind.  The term “event of default” as used herein, shall mean (i) the failure of Borrower to make any payments under the Revolving Credit Note, or (ii) the breach by Borrower of any term or condition of that certain Loan Agreement dated as of August 15, 2005, which breach shall continue for ten (10) days after notice of default, such notice to be delivered to Borrower by registered, certified or overnight mail duly recorded at the principal office of the Borrower.

Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

Borrower hereby waives presentment for payment, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Revolving Credit Note.

      INTERACTIVE GAMES, INC.

      By: /s/Michele Friedman, President
Michele Friedman, President

ATTEST:

Secretary

NOTICE OF DEBT CONVERSION

To: The Officers of Interactive Games, Inc.

Re: Debt conversion of The Millenium Opportunity Fund, B. Michael Friedman

And Related Parties

March 18. 2008

The following letter should serve as notice that the revolving line of credit between Interactive Games, Inc. (a Florida Corp) and The Millenium Opportunity Fund (“Millenium”), as well as various loans and interest between Interactive Games, Inc. and MarketVoive, Inc.,(“MarketVoice”) PR Broadcast, Inc.(“PR Broadcast”) and B. Michael Friedman all of which are in the aggregate  amount of three hundred thousand,  one hundred nine dollars and thirty two cents ($300,109.32) is hereby requested to be converted into equity of Interactive Games Inc. at a price of .10 a share. Since B. Michael Friedman is the sole officer of Millenium, MarketVoice, and PR Broadcast all of shares to be issued should be in the name B. Michael Friedman. The number of shares to be issued is to be 3,001,093 common shares.

The total amount due in the aggregate of $300,109.32 to Millenium, B. Michael Friedman, MarketVoice and PrBroadcast shall be considered paid in full, upon the receipt of 3,001,093 shares of common stock of Interactive Games, Inc.

The request for conversion is hereby made this 18th day of March 2008.

Respectfully submitted,

B. Michael Friedman

For Millenium Opportunity Fund, Marketvoice Inc. PrBroadcast Inc.

Accepted By: ___________________

On behalf of Interactive Games, Inc